Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 31, 2003

                            PATIENT INFOSYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             Delaware               0-22319                    16-1476509
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
 of Incorporation)                                          Identification No.)

46 Prince Street, Rochester, New York                        14607
----------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code  (585) 242-7200
                                                    --------------

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 31, 2003, Patient Infosystems, Inc. acquired substantially all of the assets and substantially all of the liabilities of American CareSource Corporation (ACS), a Dallas based company that operates as a national ancillary benefits management company. The acquired assets include, among other things, accounts and notes receivable, intellectual property, customer and supplier contracts and tangible personal property. In consideration, Patient Infosystems issued 1,100,000 shares of its common stock (on a post-split basis) to ACS. The terms of the acquisition, including the consideration, were determined through arm's length negotiations between Patient Infosystems and ACS. In connection with this transaction, Patient Infosystems loaned $3.4 million to ACS for working capital and repayment of indebtedness. ACS will continue to operate in the ancillary benefits management industry under its name as a wholly owned subsidiary of Patient Infosystems.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) The required historical financial statements of ACS and related pro forma financial information to be filed by amendment.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PATIENT INFOSYSTEMS, INC.

Date:  January 15, 2003                           By: /s/ Roger L. Chaufourner
                                                      ------------------------
                                                      Roger L. Chaufournier
                                                      Chief Executive Officer